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                                   Exhibit 22

                              MAGNOLIA FOODS, INC.
                         SUBSIDIARIES OF THE REGISTRANT



                                                       Jurisdiction of
Name                                                    Organization
- ----                                                    ------------
Bagelco, Inc.                                              Oklahoma